MillerKnoll, Inc. Reports First Quarter Fiscal 2026 Results
Zeeland, Mich., September 23, 2025 – MillerKnoll Inc. (NASDAQ: MLKN), a growth-oriented small-cap value company in the industrial and consumer sectors, today reported results for the first quarter of fiscal year 2026, which ended August 30, 2025.

First Quarter Fiscal 2026 Financial Results

	(Unaudited)
	Three Months Ended
(Dollars in millions, except per share data)	August 30, 2025	August 31, 2024	% Chg.
	(13 weeks)	(13 weeks)
Net sales	$955.7	$861.5	10.9%
Gross margin %	38.5%	39.0%	(1.3)%
Operating expenses	$314.6	$321.1	(2.0)%
Adjusted operating expenses*	$308.0	$286.9	7.4%
Operating earnings %	5.6%	1.8%	211.1%
Adjusted operating earnings %*	6.3%	5.8%	8.6%
Earnings (loss) per share - diluted(1)	$0.29	$(0.02)	N/A
Adjusted earnings per share - diluted*(1)	$0.45	$0.36	25.0%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.
(1)Due to the anti-dilutive effect resulting from periods where the Company reports a net loss, the impact of potentially dilutive securities on the per share amounts has been omitted from the calculation of weighted-average common shares outstanding for diluted net loss per common share.

First Quarter
•Net sales of $955.7 million, up 10.9% as reported and up 10.0% organically, year-over-year
•Orders of $885.4 million, down 5.4% as reported and down 6.2% organically, year-over-year, primarily as a result of order pull-forward in the fourth quarter of fiscal 2025 in the North America Contract segment
•Gross margin decreased 50 basis points, primarily from approximately $8.0 million of net tariff-related impact in the quarter, partially offset by the benefit of leverage on higher net sales
•Consolidated operating expenses decreased to $314.6 million
•Consolidated adjusted operating expenses increased to $308.0 million, driven primarily by higher fixed and variable compensation and increased variable expense from the higher sales volume
•Operating expense special charges of $6.6 million:
◦$0.5 million of restructuring charges related to a facility consolidation
◦$6.1 million of purchase accounting amortization
•Debt extinguishment charges of $7.8 million related to the refinancing of our Term Loan B, which were recorded under Other expenses, net
•Operating margin of 5.6%, compared to 1.8% in the prior year
•Adjusted operating margin of 6.3%, compared to 5.8% in the prior year

First Quarter 2026 Cash Flow, Debt, and Liquidity
•Liquidity, as of August 30, 2025, of $480.5 million reflected cash on hand and Revolving Credit Facility availability
•Issued $550 million Term Loan B during the quarter, replacing our existing Term Loan B and extending the maturity date by four years to 2032
•Cash flow from operations of $9.4 million
•Net debt-to-EBITDA ratio, as defined by our Credit Facility, of 2.92x
•Near term scheduled debt maturities:
◦$12.4 million in fiscal 2026
◦$23.3 million in fiscal 2027
◦$25.8 million in fiscal 2028

"We are pleased with our strong start to fiscal 2026, exceeding our expectations, and reflecting strong execution by our teams, improving conditions in several key markets, and continued progress on our strategic growth initiatives. Our first quarter performance demonstrates the ability of our business model to deliver revenue and earnings growth while maintaining balance sheet strength and navigating dynamic external pressures. As we look to the balance of our year, we are excited for the recently announced leadership changes on our Board of Directors and Executive team and the growth opportunities we have ahead," said Andi Owen, President and Chief Executive Officer.

First Quarter Fiscal 2026 Results by Segment

North America Contract
•Q1 net sales of $533.9 million, up 12.1% on both a reported and organic basis, year-over-year
•Q1 orders of $492.2 million, down 8.2% both as reported and organically, year-over-year
◦Pricing actions taken in the fourth quarter of fiscal 2025 drove estimated order pull-ahead of between $55 million to $60 million out of the first quarter of fiscal 2026. This factor is an important consideration in evaluating year-over-year order growth in the first quarter within the North America Contract segment.
•Q1 operating margin of 10.7% compared to 3.4% in the prior year
•Q1 adjusted operating margin of 11.4%, up 200 basis points compared to prior year, primarily from fixed expense leverage on higher net sales, partially offset by higher net tariff-related impact

International Contract
•Q1 net sales of $167.5 million, up 14.4% as reported and up 11.3% organically, year-over-year
•Q1 orders of $154.5 million, down 6.5% as reported and down 9.2% organically, year-over-year
•Q1 operating margin of 8.1% compared to 6.5% in the prior year
•Q1 adjusted operating margin of 8.5%, down 60 basis points year-over-year, primarily from regional and product sales mix

Global Retail
•Q1 net sales of $254.3 million, up 6.4% as reported and up 4.9% organically, year-over-year
•Q1 orders of $238.7 million, up 1.7% as reported and up 0.3% organically, year-over-year
◦Q1 orders were up 8% in the North America region, year-over-year
•Q1 operating margin of 0.6% compared to 2.2% in the prior year
•Q1 adjusted operating margin of 1.2%, down 190 basis points year-over-year, primarily from increased freight costs, higher net tariff-related impact and new retail store opening costs
•Q1 new retail store openings: two DWR stores in Sarasota, FL, and Las Vegas, NV, and two Herman Miller stores in Chicago, IL, and Philadelphia, PA

Second Quarter 2026 Outlook
The table below presents our expectations for the second quarter of fiscal 2026 financial operating results:

Q2 FY2026
Net sales	$926 million to $966 million
Gross margin %	37.6% to 38.6%
Adjusted operating expenses*	$300 million to $310 million
Interest and other expense, net	$16.2 million to $17.2 million
Adjusted effective tax rate*	22.0% to 24.0%
Adjusted earnings per share - diluted*	$0.38 to $0.44
*Items indicated represent Non-GAAP measures. The Q2 FY2026 outlook excludes an expected $6.0 million in operating expense charges related to amortization of Knoll purchased intangibles and the related tax and earnings per share impact. The Company does not reconcile forward-looking non-GAAP measures. See "Non-GAAP Financial Measures and Other Supplemental Data."

•Above guidance ranges include estimated incremental costs related to tariffs (net of expected mitigation efforts) on our expected second quarter results, ranging between $2 million to $4 million before tax, and between $0.02 to $0.04 of net earnings per share.
•Our operating expense outlook reflects costs related to four new retail store openings in the second quarter of fiscal 2026.
•These estimates reflect the latest available information known to us as of the date of this release, including all known active tariffs.

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the first quarter of fiscal 2026 on Tuesday, September 23, 2025, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will be available at https://www.millerknoll.com/investor-relations.

Financial highlights for the three months ended August 30, 2025 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended
	August 30, 2025		August 31, 2024
Net sales	$955.7	100.0%	$861.5	100.0%
Cost of sales	587.6	61.5%	525.2	61.0%
Gross margin	368.1	38.5%	336.3	39.0%
Operating expenses	314.6	32.9%	321.1	37.3%
Operating earnings	53.5	5.6%	15.2	1.8%
Other expenses, net	24.8	2.6%	16.9	2.0%
Earnings (loss) before income taxes and equity income	28.7	3.0%	(1.7)	(0.2)%
Income tax expense (benefit)	7.6	0.8%	(1.1)	(0.1)%
Equity income (loss), net of tax	—	—%	0.1	—%
Net earnings (loss)	21.1	2.2%	(0.5)	(0.1)%
Net earnings attributable to redeemable noncontrolling interests	0.9	0.1%	0.7	0.1%
Net earnings (loss) attributable to MillerKnoll, Inc.	$20.2	2.1%	$(1.2)	(0.1)%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings (loss) per share - basic	$0.29		($0.02)
Weighted average basic common shares	68,519,141		70,206,373
Earnings (loss) per share - diluted	$0.29		($0.02)
Weighted average diluted common shares	69,194,506		70,206,373

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended
(Unaudited) (Dollars in millions)	August 30, 2025	August 31, 2024
Cash provided by (used in):
Operating activities	$9.4	$21.1
Investing activities	(30.5)	(22.3)
Financing activities	(9.2)	(20.3)
Effect of exchange rate changes	3.8	0.8
Net change in cash and cash equivalents	(26.5)	(20.7)
Cash and cash equivalents, beginning of period	193.7	230.4
Cash and cash equivalents, end of period	$167.2	$209.7

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	August 30, 2025	May 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$167.2	$193.7
Accounts receivable, net	332.1	350.2
Unbilled accounts receivable	33.2	26.9
Inventories, net	465.8	447.5
Prepaid expenses and other	91.5	90.4
Total current assets	1,089.8	1,108.7
Net property and equipment	502.6	496.1
Right of use assets	412.1	411.2
Other assets	1,936.5	1,934.2
Total Assets	$3,941.0	$3,950.2

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$253.6	$271.3
Short-term borrowings and current portion of long-term debt	16.4	16.0
Short-term lease liability	75.7	72.0
Accrued liabilities	306.3	344.5
Total current liabilities	652.0	703.8
Long-term debt	1,327.5	1,310.6
Lease liabilities	409.0	413.4
Other liabilities	190.1	187.3
Total Liabilities	2,578.6	2,615.1
Redeemable Noncontrolling Interests	62.9	59.3
Stockholders' Equity	1,299.5	1,275.8
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$3,941.0	$3,950.2

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation may include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, restructuring expenses, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, Knoll pension plan termination charges, debt extinguishment charges and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus integration charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, asset impairment charges associated with lease and operations facility consolidation activity, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions, facility consolidation charges, and accelerated depreciation of fixed assets.

Knoll pension plan termination charges: Includes expenses incurred associated with the termination of the Knoll pension plan which was completed in the second quarter of fiscal year 2025.

Debt extinguishment charges: Includes expenses associated with the extinguishment of debt. We excluded these items from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Impairment charges: Includes non-cash, pre-tax charges for the impairment of the Knoll and Muuto trade names as well as impairment of goodwill attributed to the Global Retail and Holly Hunt reporting units.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The North America Contract segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout the United States and Canada as well as the global operations of the Spinneybeck|FilzFelt, Maharam, Edelman, and Knoll Textile brands. The International Contract segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific and Latin America. The Global Retail segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores as well as the global operations of the Holly Hunt brand. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended
	August 30, 2025		August 31, 2024
North America Contract
Net sales	$533.9	100.0%	$476.2	100.0%
Gross margin	196.0	36.7%	171.7	36.1%
Total operating expenses	139.1	26.1%	155.6	32.7%
Operating earnings	$56.9	10.7%	$16.1	3.4%

Adjustments
Restructuring charges	0.5	0.1%	—	—%
Integration charges	—	—%	24.8	5.2%
Amortization of Knoll purchased intangibles	3.7	0.7%	3.5	0.7%
Knoll pension plan termination charges	—	—%	0.5	0.1%
Adjusted operating earnings	$61.1	11.4%	$44.9	9.4%

International Contract
Net sales	$167.5	100.0%	$146.4	100.0%
Gross margin	59.2	35.3%	53.9	36.8%
Total operating expenses	45.7	27.3%	44.4	30.3%
Operating earnings	$13.5	8.1%	$9.5	6.5%

Adjustments
Integration charges	—	—%	3.2	2.2%
Amortization of Knoll purchased intangibles	0.8	0.5%	0.6	0.4%
Adjusted operating earnings	$14.3	8.5%	$13.3	9.1%

Global Retail
Net sales	$254.3	100.0%	$238.9	100.0%
Gross margin	112.9	44.4%	110.7	46.3%
Total operating expenses	111.5	43.8%	105.4	44.1%
Operating earnings	$1.4	0.6%	$5.3	2.2%

Adjustments
Integration charges	—	—%	0.3	0.1%
Amortization of Knoll purchased intangibles	1.6	0.6%	1.8	0.8%
Adjusted operating earnings	$3.0	1.2%	$7.4	3.1%

Corporate
Operating expenses	$18.3	—%	$15.7	—%
Operating (loss)	$(18.3)	—%	$(15.7)	—%

Adjusted operating (loss)	$(18.3)	—%	$(15.7)	—%

MillerKnoll, Inc.
Net sales	$955.7	100.0%	$861.5	100.0%
Gross margin	368.1	38.5%	336.3	39.0%
Total operating expenses	314.6	32.9%	321.1	37.3%
Operating earnings	$53.5	5.6%	$15.2	1.8%

Adjustments
Restructuring charges	0.5	0.1%	—	—%
Integration charges	—	—%	28.3	3.3%
Amortization of Knoll purchased intangibles	6.1	0.6%	5.9	0.7%
Knoll pension plan termination charges	—	—%	0.5	0.1%
Adjusted operating earnings	$60.1	6.3%	$49.9	5.8%

B. Reconciliation of Earnings (Loss) per Share to Adjusted Earnings per Share

	Three Months Ended
	August 30, 2025	August 31, 2024
Earnings (loss) per share - diluted	$0.29	$(0.02)

Add: Amortization of Knoll purchased intangibles	0.09	0.08
Add: Integration charges	—	0.40
Add: Restructuring charges	0.01	—
Add: Debt extinguishment charges	0.11	—
Add: Knoll pension plan termination charges	—	0.01
Tax impact on adjustments	(0.05)	(0.11)
Adjusted earnings per share - diluted	$0.45	$0.36
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	69,194,506	70,206,373

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended
	August 30, 2025		August 31, 2024
Gross margin	$368.1	38.5%	$336.3	39.0%
Integration charges	—	—%	0.5	0.1%
Adjusted gross margin	$368.1	38.5%	$336.8	39.1%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended
	August 30, 2025		August 31, 2024
Operating expenses	$314.6	32.9%	$321.1	37.3%
Restructuring charges	0.5	0.1%	—	—%
Integration charges	—	—%	27.8	3.2%
Amortization of Knoll purchased intangibles	6.1	0.6%	5.9	0.7%
Knoll pension plan termination charges	—	—%	0.5	0.1%
Adjusted operating expenses	$308.0	32.2%	$286.9	33.3%

E. Reconciliation of Net Loss to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

August 30, 2025
Net loss	$(15.6)
Income tax expense	20.3
Depreciation expense	102.9
Amortization expense	38.5
Interest expense	75.2
Other adjustments(*)	183.7
Adjusted bank covenant EBITDA	$405.0
Total debt, less cash, end of trailing period	$1,184.5
Net debt to adjusted bank covenant EBITDA ratio	2.92
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	August 30, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$533.9	$167.5	$254.3	$955.7
% change from PY	12.1%	14.4%	6.4%	10.9%

Adjustments
Currency translation effects (1)	(0.1)	(4.6)	(3.6)	(8.3)
Net sales, organic	$533.8	$162.9	$250.7	$947.4
% change from PY	12.1%	11.3%	4.9%	10.0%

	Three Months Ended
	August 31, 2024
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$476.2	$146.4	$238.9	$861.5
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth by Segment

	Three Months Ended
	August 30, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$492.2	$154.5	$238.7	$885.4
% change from PY	(8.2)%	(6.5)%	1.7%	(5.4)%

Adjustments
Currency translation effects (1)	(0.1)	(4.5)	(3.3)	(7.9)
Orders, organic	$492.1	$150.0	$235.4	$877.5
% change from PY	(8.2)%	(9.2)%	0.3%	(6.2)%

	Three Months Ended
	August 31, 2024
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$536.0	$165.2	$234.7	$935.9
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

	Three Months Ended
	August 30, 2025	August 31, 2024
Income tax expense (benefit), as reported (GAAP)	$7.6	$(1.1)
Effective Tax Rate	26.5%	66.2%

Adjustments
Restructuring charges	$0.1	$—
Integration charges	—	6.7
Amortization of Knoll purchased intangibles	1.5	1.4
Knoll pension plan termination charges	—	0.1
Debt extinguishment charges	2.0	—
Income tax expense (benefit), adjusted	$11.2	$7.1

Adjusted Effective Tax Rate*	26.0%	21.5%

I. Consolidated MillerKnoll Backlog

	Q1 FY2026	Q1 FY2025
MillerKnoll backlog	$690.9	$758.0

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include those relating to future events, anticipated results of operations, our expectations regarding future market conditions, our business strategies, our assessment of risks we face, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations or financial condition or the price of our stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to:

•Changes to U.S. and international trade policies, including new or increased tariffs and changing import/export regulations, which impact both the cost and availability of materials and components used to manufacture our products as well as demand for our products;
•Challenges in implementing our growth strategy and the possibility that the assumptions on which that strategy was built prove inaccurate;
•Consumer spending levels, which have a significant impact on demand for our products within our Global Retail segment;
•Global and national economic conditions such as heightened inflation, uncertainty regarding future interest rates, foreign currency exchange rate fluctuations, escalating tensions in the Middle East, the continuation of the Russia-Ukraine war, and potential governmental responses to these events;
•Cybersecurity threats and risks;
•Public health crises, such as pandemics and epidemics, and governmental policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies;
•Risks related to the additional debt incurred in connection with our acquisition of Knoll, including increased interest expense, our ability to comply with our debt covenants and obligations, and limitations on certain business activities imposed by our credit agreement;
•Availability and pricing of raw materials;
•Financial strength of our dealers and customers;
•Pace and level of government procurement; and
•Outcome of pending litigation or governmental audits or investigations.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.